Exhibit 10.1

October 30, 2009

VIA TELECOPY

Greenwood Financial Inc.

c/o Orleans Homebuilders, Inc.

3333 Street Road

Bensalem, Pennsylvania 19020

Attention: Garry P. Herdler

Re:                             Second Amended and Restated Revolving Credit Loan Agreement dated as of September 30, 2008 (the “Agreement”) by and among Greenwood Financial Inc. (“Master Borrower”), the entities identified on Schedule “A” attached hereto (together with the Master Borrower, the “Borrowers”), Orleans Homebuilders, Inc. (the “Guarantor”, and together with the Borrowers, the “Obligors”), the Lenders that are parties hereto (the “Lenders”), and Wachovia Bank, National Association, as Agent for the Lenders (“Agent”).

Dear Mr. Herdler:

Please refer to the Agreement.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. This letter shall be referred to as the “Amendment Extension Letter”.

1.             Requests by Obligors.

A.            The Obligors have notified Agent that they anticipate that an Event of Default will occur under Section 9.11 of the Agreement on October 31, 2009 as a result of the  anticipated failure of OHI Financing, Inc. to make the September 30, 2009 interest payment under the Subordinated Debt I (the “Subordinated Debt I Default”).

B.            The Obligors have notified Agent that they anticipate that an Event of Default will occur under Section 9.11 of the Agreement on December 1, 2009 as a result of the anticipated failure of OHI Financing, Inc. to make the October 30, 2009 interest payment under Subordinated Debt II (the “Subordinated Debt II Default”, together with the Subordinated Debt I Default, the “Subordinated Debt Defaults”).

C.            The Obligors have notified Agent that the Obligors anticipate failing to comply with the following requirements of the Agreement (collectively and together with the Subordinated Debt Defaults, the “Anticipated Events of Default”):

(i)            Failure to pay the first additional fee on October 31, 2009 as required under Section 2.6.5 of the Agreement (the “First Additional Fee”), which would result in an Event of Default under Section 9.1 of the Agreement on November 6, 2009;

(ii)           Failure of any Borrowing Base Certificate delivered after October 30, 2009 to subtract from the calculation of Borrowing Base Availability the aggregate amount of liability of Agent under then-outstanding Letters of Credit as required in the definition of Borrowing Base Availability under Section 1.1 of the Agreement, which would result in an

Event of Default under Section 9.2 of the Agreement 16 days after such Borrowing Base Certificate is delivered or required to be delivered;

(iii)          Failure of any Borrowing Base Certificate delivered after October 30, 2009 to exclude the Ewing Tracts as required under Section 3.2.2 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement 16 days after such Borrowing Base Certificate is delivered or required to be delivered;

(iv)          Failure of any Borrowing Base Certificate delivered on or after October 31, 2009 to attribute Borrowing Base Availability to Asset Class (ii) of 45% or less of the aggregate Borrowing Base Availability attributable to Asset Classes (i) and (ii) as required under Section 3.3.2.4 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement 16 days after such Borrowing Base Certificate is delivered or required to be delivered;

(v)           Failure of any Borrowing Base Certificate delivered on or after October 31, 2009 to (x) attribute Borrowing Base Availability to Asset Classes (iii), (iv) and (v) of 55% or less of the aggregate Borrowing Base Availability, or (y) attribute Borrowing Base Availability to Asset Classes (iii), (iv) and (v) of $190,000,000 or less, in each case as required under Section 3.3.2.5 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement 16 days after such Borrowing Base Certificate is delivered or required to be delivered;

(vi)          Failure of any Borrowing Base Certificate delivered on or after October 31, 2009 to contain Appraisals finalized after June 8, 2009 as required under Section 3.3.4 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement 16 days after such Borrowing Base Certificate is delivered or required to be delivered;

(vii)         Failure to deliver audited annual Financial Statements of Guarantor by October 31, 2009 as required by Section 6.1.1 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement on November 16, 2009 and the related Covenant Compliance Certificate required by Section 8.9 of the Agreement;

(viii)        Failure to deliver a comparison of actual results to budgeted results by October 31, 2009 as required by Section 6.1.6 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement on November 16, 2009; and

(ix)           Failure to deliver unaudited management-prepared quarterly Financial Statements of Guarantor by November 15, 2009 as required by Section 6.1.2 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement on December 1, 2009; and the related Covenant Compliance Certificate required by Section 8.9 of the Agreement.

(x)            Failure to maintain Liquidity of $10,000,000 or more as required by Section 8.8 of the Agreement, which would result in an Event of Default under Section 9.2 of the Agreement five (5) Business Days after the occurrence of such event.

D.            The Obligors have requested that the Agent and the Lenders waive the Anticipated Events of Default for a limited period of time.

2.             Limited Waiver and Amendment Extension.

A.            Subject to the terms and conditions set forth herein, the Agent and the Lenders temporarily waive the Anticipated Events of Default (the “Limited Waiver and Amendment Extension”), at all times from the period from and including the date hereof through and including November 30, 2009 (unless otherwise extended by Agent pursuant to Section 2B of this Amendment Extension Letter), provided that such Limited Waiver and Amendment Extension shall end on the date there shall occur one or more of the events described in this Section 2A (such period being the “Amendment Extension Period”):

(i)            A creditor of any Obligor exercises or commences any enforcement action against any Obligor (including, without limitation, the acceleration of Subordinated Debt I) as a result of OHI Financing Inc.’s failure to make the September 30, 2009 interest payment under Subordinated Debt I or as a result of OHI Financing Inc.’s failure to make the October 30, 2009 interest payment under Subordinated Debt II;

(ii)           In the reasonable judgment of Agent, Obligors and Agent fail to reach a mutual agreement in principle on a term sheet containing the significant terms and conditions for amending and restating the Agreement, subject to completion of due diligence, on or prior to November 5, 2009, or such later date agreed to by Agent;

(iii)          The making of any bonus payments, incentive payments or any other similar payment by Guarantor or its Affiliates to any officer, director, employee or affiliate (other than commission or construction bonus payments to field personnel in the ordinary course of business) during the Amendment Extension Period;

(iv)          If any Notice of Borrowing for general working capital and corporate purposes fails to provide sufficient detail of the intended use of such advance or if such use is not deemed satisfactory to Agent but such payment is made over Agent’s objection;

(v)           If Obligors fail to deliver Financial Statements to Agent on the next Business Day after filing same with the Securities and Exchange Commission; and

(vi)          The occurrence of any other Event of Default (that is, any Event of Default caused by or resulting from something other than the above stated Anticipated Events of Default) under the Agreement or under any of the other Loan Documents.

B.            At the end of the Amendment Extension Period, the Limited Waiver and Amendment Extension shall terminate and the Anticipated Events of Default shall, effective as of the end of the Amendment Extension Period, immediately constitute Events of Default under Article IX under the Agreement without the requirement of further notice or an opportunity to cure, and Agent and Lenders shall be entitled to immediately exercise all of their respective rights and remedies under the Loan Documents and applicable law.    Notwithstanding the

foregoing, so long as no Event of Default has occurred other than the Anticipated Events of Default and on or prior to November 30, 2009 Obligors and Agent have reached a mutual agreement in principle on a term sheet containing the significant terms and conditions for amending and restating the Agreement, the Amendment Extension Period may be extended by Agent with respect to the Anticipated Events of Default through December 20, 2009 upon written notice to Master Borrower; provided that any extension of the Amendment Extension Period shall not be deemed a final approval of any amendment and restatement of the Credit Agreement by Agent or any Lender.  Notwithstanding anything herein to the contrary, the First Additional Fee will be earned on October 31, 2009.

C.            Without limiting the generality of the provisions of subsection 11.10 of the Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Obligors with the provisions of the Agreement set forth in Section 1A, 1B and 1C above in the manner and to the extent described above on or prior to the date on which the Amendment Extension Period terminates, and nothing in this Amendment Extension Letter shall be deemed to:

(i)            constitute a waiver of (x) any Event of Default or noncompliance by the Obligors with respect to the provisions of the Agreement other than the Anticipated Events of Default or (y) compliance by the Obligors with respect to any other term, provision or condition of the Agreement (including, without limitation, terms and provisions which are similar to those included in Anticipated Events of Default but cover different time periods) or any other Loan Document; or

(ii)           prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that have been temporarily waived after giving effect to this Amendment Extension Letter) or may have in the future under or in connection with the Agreement or any other Loan Document.

3.             Borrowing Base, Notice of Borrowing and Subordinated Debt.

A.            During the Amendment Extension Period and as a result of giving effect to the Limited Waiver and Amendment Extension, the Borrowing Base and Borrowing Base Availability calculations with respect to Borrowing Base Certificates delivered on or after October 30, 2009 will be made using the modifications to the definition of Borrowing Base Availability and Article III of the Agreement made by the Third Amendment notwithstanding that such modifications, by their terms, are otherwise no longer effective.

B.            Solely with respect to the Consolidated Tangible Net Worth Covenant contained in Section 8.2 of the Agreement, the Obligors may make certifications (i) and (ii) in any Notice of Borrowing delivered during the Amendment Extension Period without giving effect to the accrual of the First Additional Fee.

C.            Terms used in this Section 3C shall have the meanings ascribed to such terms in the Consent.  Each Lender signatory hereto hereby consents to the Exchange I Transaction; provided that (i) the modifications to the terms of the Existing Indenture I Documents are substantially similar to, and not less favorable to the Obligors and Lenders than, the modifications made to the Existing Indenture II Documents in the Exchange II Transaction, as determined by Agent, including without limitation substantially similar covenants, events of default, interest rates, proportional principal increase, redemption provisions, subordination provisions, maturity date, transaction fees and other material terms, (ii) the Exchange I Transaction is consummated during the Amendment Extension Period (as may be extended by Agent pursuant to Section 2B of this Amendment Extension Letter), (iii) the documentation for the Exchange I Transaction shall be in form and substance satisfactory to Agent, and (iv) no Event of Default or any condition or event that, after notice or lapse of time or both, would constitute an Event of Default (other than the Anticipated Events of Default) has occurred and is continuing as of the effective date of the Exchange I Transaction, which condition shall be evidenced by a certificate delivered by Obligors to Agent dated as of the effective date of the Exchange I Transaction certifying the same.  Each Lender signatory hereto further consents and agrees that the Debt created or incurred pursuant to the Exchange I Transaction (including the guaranty thereof by Guarantor) shall constitute OHI Financing Subordinated Debt and that the guaranty of such debt by Guarantor as provided in the Exchange I Documents shall constitute Permitted Debt.

4.             Conditions Precedent.  The Limited Waiver shall become effective, as of the date hereof and as provided herein, only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

A.            On or before the Effective Date, Obligors shall deliver to Agent the following, each, unless otherwise noted, dated the Effective Date:

(i)            A certificate, dated as of the Effective Date of the respective Secretary, general partner, manager or members of each Borrower and Guarantor, certifying that there have been no changes to its respective Organizational Documents delivered to Lenders on September 30, 2008;

(ii)           Certified copies of all corporate, limited partnership and limited liability company action (as appropriate) taken by Borrowers and Guarantor, including resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of this Amendment Extension Letter, certified as of the Effective Date;

(iii)          An incumbency and signature certificate (dated as the date of this Agreement) of the Secretaries, general partners, managers or members (as appropriate) of each Borrower and Guarantor, certifying the names and true signatures of the officers or other authorized Persons of Borrower and Guarantor authorized to sign this Amendment Extension Letter;

(iv)          Signature pages of this Amendment Extension Letter executed by each Obligor;

(v)           All due diligence items requested by or on behalf of Agent and its advisors, including without limitation a consolidating balance sheet for Guarantor and its Affiliates, updated company models reflecting implementation of the current term sheet for amending and restating the Agreement, letter of credit analysis, and any other diligence item reasonably requested by or on behalf of Agent or its advisors; and

(vi)          All documentation requested in connection with the security interest in tax refunds.

B.            Requisite Lenders shall have executed this Amendment Extension Letter.

C.            On or before the Effective Date, all corporate and other proceedings taken or to be taken by any Obligor in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

D.            Borrowers shall have paid (i) to Agent, all of Agent’s outstanding expenses under the Loan Documents, including inspection and appraisal costs, and (ii) to Reed Smith LLP and Schnader Harrison Segal and Lewis LLP, counsel to Agent, all fees and expenses invoiced through the date hereof.

E.             Satisfaction of the conditions set forth in this Section 4 shall be evidenced by the delivery by Agent to Master Borrower of executed signatures pages for the Agent and Requisite Lenders.

5.             Release.  Each of the Obligors, on behalf of itself and any person or entity claiming by, under or through it, hereby unconditionally remises, releases and forever discharges the Agent and the Lenders, and their respective past and present officers, directors, shareholders, agents, parent corporation, members, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, and successors and assigns, of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Obligors ever had, now have, or may have against the Agent or the Lenders, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Amendment Extension Letter relating to or arising from the Agreement, the Loan Documents, and/or the lending or any other banking relationship between any of the Obligors and the Agent and the Lenders.

6.             Representations.  In order to induce Lenders to enter into this Amendment Extension Letter and to grant the Limited Waiver in the manner provided herein, each Obligor represents and warrants to each Lender that the following statements are true, correct and complete:

A.            Acknowledgement of Indebtedness.  (i) Absent the Limited Waiver set forth herein, the Anticipated Events of Default would be likely to occur and, if any Anticipated Event of Default were to occur, the Obligors would not likely be able to cure it and such Anticipated Event of Default would continue to exist ; (ii) the Indebtedness are valid and enforceable against Obligors; and (iii) neither Lenders nor Agent has unconditionally waived in any respect any or all of such Anticipated Events of Default or its respective rights and remedies with respect thereto except as specifically set forth herein, and but for the Limited Waiver, Obligors have no defenses whatsoever to the exercise of any rights and remedies by Agent or Lenders, and each Obligor waives any and all further notice, presentment, notice of dishonor or demand with respect to the same.

B.            Corporate Power and Authority.  Each Obligor has all requisite power and authority to enter into this Amendment Extension Letter and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as temporarily modified by this Amendment Extension Letter (the “Amended Agreement”).

C.            Authorization of Agreements.  The execution and delivery of this Amendment Extension Letter and the performance of the Amended Agreement have been duly authorized by all necessary corporate, partnership or limited liability company action, as appropriate, on the part of each Obligor.

D.            No Conflict.  The execution and delivery by each Obligor of this Amendment Extension Letter and the performance by each Obligor of the Amended Agreement do not and will not (i) require any consent or approval of the shareholders, partners or members of any such entity not already obtained; (ii) contravene such entity’s Organizational Documents; (iii) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such entity; (iv) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such entity is a party or by which it or its properties may be bound or affected; (v) cause or result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Obligor except as contemplated by this Amendment Extension Letter; or (vi) violate any provision of any indenture, agreement, or other instrument to which any Borrower, Guarantor, or any of their respective properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of said properties or assets.

E.             Governmental Consents.  The execution and delivery by each Obligor of this Amendment Extension Letter and the performance by each Obligor of the Amended Agreement do not and will not require any authorization, consent, approval, license or exemption of, or any registration, qualification, designation, declaration or a filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except as have been obtained.

F.             Binding Obligation.  This Amendment Extension Letter has been duly executed and delivered by each Obligor and this Amendment Extension Letter and the Amended Agreement are the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

G.            Incorporation of Representations and Warranties From Loan Documents.  After giving effect to the Limited Waiver, the representations and warranties contained in each Loan Document are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

H.            Absence of Default.  After giving effect to the Limited Waiver, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment Extension Letter that would constitute an Event of Default.

7.             No Impairment.  Except as to the Limited Waiver contained herein, nothing contained in this Amendment Extension Letter shall serve as a waiver of any right of the Agent or the Lenders, a waiver or cure of any defaults under the Agreement or the other Loan Documents, a modification or novation of the Indebtedness or the documentation therefor, or an agreement or commitment by the Agent or the Lenders to extend or otherwise modify the Indebtedness.

8.             Termination of Limited Waiver.  Failure of any of the Obligors to satisfy any of the terms or conditions in this Amendment Extension Letter shall, immediately and without further notice or opportunity to cure, terminate the Limited Waiver, end the Waiver Period, and constitute an Event of Default under Article IX of the Agreement as of the date of such failure, and the Agent and the Lenders shall be entitled to immediately exercise all of their respective rights and remedies under the Loan Documents and applicable law.

9.             Miscellaneous.

A.            Headings.  The headings and underscoring of articles, sections and clauses and the naming of any document or defined term, including this Amendment Extension Letter, have been included herein for convenience only and shall not be considered in interpreting this Amendment Extension Letter.

B.            Governing Law.  This Amendment Extension Letter shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

C.            Integration.  This Amendment Extension Letter constitutes the sole agreement of the parties with respect to the subject matter hereof and thereof and supersedes all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

D.            Severability of Provisions.  Any provision of this Amendment Extension Letter that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment Extension Letter are declared to be severable.

E.             Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in Section 13.15 of the Agreement incurred by Agent and its counsel with respect to this Amendment Extension Letter and the documents and transactions contemplated hereby shall be for the account of Borrowers.

F.             No Third-Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Amendment Extension Letter is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

G.            Counterparts.  This Amendment Extension Letter may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment Extension Letter.  Any facsimiled, electronically transmitted, or photocopied signatures hereto shall be deemed original signatures hereto, all of which shall be equally valid.

[Signature Pages Follow]

Sincerely,

Wachovia Bank, National Association,
as Agent

By:	/s/ Nathan R. Rantala

ACCEPTED AND AGREED TO:

Master Borrower:	Greenwood Financial Inc., a Delaware corporation

	By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President

Corporate Borrowers:	OHB Homes, Inc.
Orleans Corporation
Orleans Corporation of New Jersey
Orleans Construction Corp.
Parker & Lancaster Corporation
Parker & Orleans Homebuilders, Inc.
Sharp Road Farms, Inc.

	By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President

[Borrowers’ signatures continued on the following page]

Limited Liability Company
Borrowers:

Masterpiece Homes, LLC

OPCNC, LLC

Orleans at Bordentown, LLC

Orleans at Cooks Bridge, LLC

Orleans at Covington Manor, LLC

Orleans at Crofton Chase, LLC

Orleans at East Greenwich, LLC

Orleans at Elk Township, LLC

Orleans at Evesham, LLC

Orleans at Hamilton, LLC

Orleans at Harrison, LLC

Orleans at Hidden Creek, LLC

Orleans at Jennings Mill, LLC

Orleans at Lambertville, LLC

Orleans at Lyons Gate, LLC

Orleans at Mansfield, LLC

Orleans at Maple Glen, LLC

Orleans at Meadow Glen, LLC

Orleans at Millstone, LLC

Orleans at Millstone River Preserve, LLC

Orleans at Moorestown, LLC

Orleans at Tabernacle, LLC

Orleans at Upper Freehold, LLC

Orleans at Wallkill, LLC

Orleans at Westampton Woods, LLC

Orleans at Woolwich, LLC

Orleans Arizona Realty, LLC

Orleans DK, LLC

Parker Lancaster, Tidewater, L.L.C.

Wheatley Meadows Associates, LLC

	By:	/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

[Borrowers’ signatures continued on the following page]

Limited Partnership
Borrowers:	Brookshire Estates, L.P. (f/k/a Orleans at Brookshire Estates, L.P.)
Orleans at Falls, LP
Orleans at Limerick, LP
Orleans at Lower Salford, LP
Orleans at Thornbury, L.P.
Orleans at Upper Saucon, L.P.
Orleans at Upper Uwchlan, LP
Orleans at West Bradford, LP
Orleans at West Vincent, LP
Orleans at Windsor Square, LP
Orleans at Wrightstown, LP
Stock Grange, LP

	By:	OHI PA GP, LLC, sole General Partner

		By:		/s/ Lawrence J. Dugan
Lawrence J. Dugan
Vice President

Orleans RHIL, LP
Realen Homes, L.P.
	By:	RHGP, LLC, sole General Partner
		By:	Orleans Homebuilders, Inc.,
Authorized Member

			By:	/s/ Garry P. Herdler
Garry P. Herdler, Executive
Vice President &
Chief Financial Officer

Guarantor:	Orleans Homebuilders, Inc., a Delaware corporation

	By:	/s/ Garry P. Herdler
Garry P. Herdler, Executive
Vice President &
Chief Financial Officer

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

WACHOVIA BANK,
NATIONAL ASSOCIATION

By:	/s/ Nathan R. Rantala
Nathan R. Rantala, Director

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

BANK OF AMERICA, N.A.

By:	/s/ John McDonald

Name: John McDonald

Title: S.V.P.

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Barnes

Name: Jonathan M. Barnes

Title: Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Anne D. Brehony

Name: Anne D. Brehony

Title: Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

NATIONAL CITY BANK

By:	/s/ Christopher Guyer

Name: Christopher Guyer

Title: Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

FIRSTRUST BANK

By:	/s/ Seth Mackler

Name: Seth Mackler

Title: Senior Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

TD BANK, NA, successor by merger to Commerce Bank, N.A.

By:	/s/ Kendall Jones

Name: Kendall Jones

Title: Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

SUNTRUST BANK

By:	/s/ Janet R. Naifeh

Name: Janet R. Naifeh

Title: Senior Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

REGIONS BANK, successor by merger to Amsouth Bank

By:	/s/ William P. Connell

Name: William P. Connell

Title: Senior Vice President

LENDER SIGNATURE PAGE TO AMENDMENT EXTENSION LETTER WITH GREENWOOD FINANCIAL INC. AS MASTER BORROWER, DATED AS OF OCTOBER 30, 2009:

COMERICA BANK

By:	/s/ Laura Benson

Name: Laura Benson

Title: Vice President

Schedule A  —  Schedule of Borrowers

Greenwood Financial Inc.

Masterpiece Homes, LLC

OHB Homes, Inc.

Orleans Corporation

Orleans Corporation of New Jersey

Orleans Construction Corp.

Parker & Lancaster Corporation

Parker & Orleans Homebuilders, Inc.

Sharp Road Farms, Inc.

OPCNC, LLC

Orleans at Bordentown, LLC

Orleans at Cooks Bridge, LLC

Orleans at Covington Manor, LLC

Orleans at Crofton Chase, LLC

Orleans at East Greenwich, LLC

Orleans at Elk Township, LLC

Orleans at Evesham, LLC

Orleans at Hamilton, LLC

Orleans at Harrison, LLC

Orleans at Hidden Creek, LLC

Orleans at Jennings Mill, LLC

Orleans at Lambertville, LLC

Orleans at Lyons Gate, LLC

Orleans at Mansfield, LLC

Orleans at Maple Glen, LLC

Orleans at Meadow Glen, LLC

Orleans at Millstone, LLC

Orleans at Millstone River Preserve, LLC

Orleans at Moorestown, LLC

Orleans at Tabernacle, LLC

Orleans at Upper Freehold, LLC

Orleans at Wallkill, LLC

Orleans at Westampton Woods, LLC

Orleans at Woolwich, LLC

Orleans Arizona Realty, LLC

Orleans DK, LLC

Wheatley Meadows Associates, LLC

Parker Lancaster, Tidewater, L.L.C.

Brookshire Estates, L.P. (f/k/a Orleans at Brookshire Estates, L.P.)

Orleans at Falls, LP

Orleans at Limerick, LP

Orleans at Lower Salford, LP

Orleans at Thornbury, LP

Orleans at Upper Saucon, L.P.

1

Orleans at Upper Uwchlan, LP

Orleans at West Bradford, LP

Orleans at West Vincent, LP

Orleans at Windsor Square, LP

Orleans at Wrightstown, LP

Stock Grange, LP

Orleans RHIL, LP

Realen Homes, L.P.

2